EXHIBIT (10)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (Registration Nos. 333-103098 and 811-4865) of our report dated April 29, 2005 relating to the financial statements and financial highlights of Variable Account A of American International Life Assurance Company of New York and our report dated April 29, 2005 relating to the financial statements of American International Life Assurance Company of New York, which appear in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading “Financial Statements” in such Registration Statement.

Houston, Texas

August 11, 2005